 EXHIBIT 10.1

AMENDED AND RESTATED
TESCO CORPORATION
2005 INCENTIVE PLAN
(Effective May 18, 2007)

TABLE OF CONTENTS

Section 1. Purpose and Amendment.        1

Section 2. Definitions.        1

Section 3. Administration.        9

Section 4. Shares Subject to the Plan.        11

Section 5. General Provisions Relating to Awards.        13

Section 6. Stock Options        18

Section 7. Stock Appreciation Rights, Phantom Stock Awards, Bonus Stock and Other Awards.        20

Section 8. Restricted Stock Units and Performance Stock Units.        22

Section 9. Consequences of Termination.        26

Section 10. Transferability.        28

Section 11. Adjustments.        28

Section 12. Amendment and Termination.        29

Section 13. Regulatory Approval.        30

Section 14. No Additional Rights.        30

Section 15. Miscellaneous Provisions.        31

Section 16. Effective Date and Term of Plan.        32

AMENDED AND RESTATED
TESCO CORPORATION
2005 INCENTIVE PLAN
(Effective May 18, 2007)

Section 1.             Purpose        and Amendment.
(a)          Background. Prior to the date hereof, the Company established the Existing Plan, pursuant to which options have been granted to purchase the common shares of the Company. Subject to the provisions of Section 16, the Company now amends and restates the Existing Plan on the terms and conditions herein set forth (as so amended and restated and as may be amended and in effect from time to time, the "Plan") in order to provide the Company with flexibility in designing various equity-based compensation arrangements for the Employees, Consultants and Non-Employee Directors of the Company and its Affiliates. Section 16 sets forth the provisions concerning the effective date of the Plan, its termination, and application to Awards under the Existing Plan.
(b)          Purpose. The purpose of this Plan is to advance the interests of the Company by encouraging such Employees, Consultants and Non-Employee Directors to receive equity-based compensation and incentives, thereby (i) increasing the proprietary interests of such Persons in the Company, (ii) aligning the interests of such Persons with the interests of the Company's shareholders generally, (iii) encouraging such Persons to remain associated with the Company, and (iv) furnishing such Persons with an additional incentive in their efforts on behalf of the Company. The Board of Directors of the Company (the "Board") also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.
(c)          Non-Application of ERISA. The Plan provides for various forms of incentive compensation and is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly.

Section 2.             Definitions. For purposes of the Plan, the following terms shall have the meaning set forth below:
(a)          "Affiliate" shall mean, with respect to a Person, (i) any entity in which such Person, directly or indirectly, owns 50% or more of the combined voting power, as determined by the Granting Authority, (ii) any "parent corporation" of such Person (as defined in section 424(e) of the Code), (iii) any "subsidiary corporation" (as defined in section 424(f) of the Code) of such Person or any parent corporation of such Person and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with such Person, provided that any Award with respect to a Canadian Grantee, an Affiliate shall only include a corporation that deals at non-arm's length with the Company.
(b)          "Applicable Post-Retirement Period" and "Applicable Post-Disability Period" shall have the meanings given to them in Section 9(a) of the Plan.
(c)          "Awards" shall mean, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock, Restricted Stock Units, Performance Awards, or Other Stock or Performance-Based Awards.
(d)          "Base Price" shall mean the base dollar amount used to calculate the amount, if any, payable to a Participant with respect to a Share subject to a Stand-Alone SAR upon exercise thereof, which base dollar amount shall not be less than 100 percent of the Market Value of a Share on the Effective Date of the grant of the Stand-Alone SAR, subject to adjustment pursuant to Section 11.
(e)          "Bonus Stock" shall mean Shares described in Section 7 of the Plan.
(f)          "Board" shall have the meaning given to such term in Section 1 of the Plan.
(g)          "Canadian Award" shall mean an Award pursuant to which, as applicable, (i) the Exercise Price is stated and payable in Canadian dollars or the basis upon which it is to be settled (whether in cash or in Shares) is stated in Canadian dollars), (ii) in the case of Stand-Alone SARs, the Base Price is stated in Canadian dollars and any cash amount payable in settlement thereof shall be paid in Canadian dollars or (iii) in the case of Restricted Stock Units or Performance Stock Units, any cash amount payable in settlement thereof shall be paid in Canadian dollars.
(h)          "Canadian Grantee" shall mean a Participant who is a resident of Canada for the purposes of the ITA, or who is granted a Canadian Award under the Plan in respect of services performed in Canada for the Company or any of its corporate Affiliates.
(i)          "Change of Control" shall mean any of the following events (and shall be deemed to occur upon any of the following events):
             (i)        except for the entities excluded by Section 2(i)(i)(A) through (E) inclusive below, any Person or group, or the Affiliates of such Person or group, directly or indirectly, becomes the "beneficial owner" (as determined in accordance with Rules 13d-3 and 13d-5 of the Exchange Act) of securities of the Company representing more than 50% of either the then outstanding Shares ("Outstanding Shares") or the voting power of the then outstanding voting securities of the Company entitled vote generally in the election of directors (or in the case of multiple classes, the class of voting securities entitled to elect a majority of directors) (the "Outstanding Voting Securities"). The following entities are excluded from this definition:
                      (A)        the Company and any of its Affiliates,
                      (B)        any employee benefit plan of the Company or any of its Affiliates,
                      (C)        a company owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Outstanding Shares and Outstanding Voting Securities, as the case may be,
                      (D)        an underwriter temporarily holding securities pursuant to an offering of such securities, and
                      (E)        a Resulting Entity becoming such a beneficial owner in compliance with each of the conditions set forth in Section 2(i)(iii)(A)-(D) below;
             (ii)        individuals who, as of the Measurement Date (as defined below), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however , that any individual becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board. As used in this definition, "Measurement Date" means the later of the Effective Date and the date that is two years prior to the Change of Control (including a Change of Control pursuant to this Section 2(i)(ii));
            (iii)        the consummation of any merger, reorganization, statutory or mandatory share exchange, business combination, consolidation or similar transaction involving the Company or one of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries (considered on a consolidated basis), or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), unless in such case, following the consummation of any such transaction each of the following conditions is met:
                      (A)        all or substantially all of the Persons that were the beneficial owners of the Outstanding Company Shares and the Outstanding Voting Securities immediately prior to such Business Combination (the "Company Shareholders") beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity ("Resulting Entity") resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company and its subsidiaries (considered on a consolidated basis) directly or through one or more subsidiaries);
                      (B)        such beneficial ownership by the Company Shareholders is in substantially the same proportions as their ownership of the Outstanding Shares and the Outstanding Voting Securities, as the case may be, immediately prior to such Business Combination;
                      (C)        no Person (excluding any Resulting Entity and any employee benefit plan (or related trust) of the Company) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the Resulting Entity or the combined voting power of the then-outstanding voting securities of such Resulting Entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination, and
                      (D)        at least a majority of the members of the board of directors of the Resulting Entity were members (or deemed members) of the Incumbent Board (determined pursuant to Section 2(i)(ii) above using the date that is the later of the Effective Date or the date that is two years prior to the Business Combination as the Measurement Date) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.
            (iv)        the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
Unless written terms of an Award otherwise specifically provides, the Incumbent Board (as constituted immediately prior to any alleged Change of Control) shall have the discretion to determine whether a Change of Control has occurred. The Board may delegate its power to make the foregoing (as well as any with respect to this Plan) to Committee or other committees pursuant to Section 3(b).

As to any given Awards or all Awards, the Granting Authority may establish, in the terms of the Award, additional conditions or events that must occur in order for a "Change of Control" to occur under such Award(s) (including the termination of employment).

Solely with respect to any Award that is subject to Section 409A of the Code and that is payable on account of a Change of Control, this definition is intended to comply with the definition of change in control under Section 409A of the Code as in effect commencing January 1, 2005 and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Change in Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.
(j)          "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.
(k)          "Committee" shall mean the committee of the Board constituted as provided in Section 3 and authorized by the Board to take actions with respect to the Plan as provided in Section 3.
(l)          "Company" shall mean, collectively, Tesco Corporation, a corporation organized under the laws of Alberta, Canada, or any Successor thereto that assumes and continues the Plan. If the context requires, such term also refers to its Affiliates.
(m)       "Consultant" shall mean any individual, other than a Non-Employee Director or an Employee, who renders consulting or advisory services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction.
(n)          "Control" shall mean, with respect to any Person, the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.
(o)          "Covered Employee" shall mean any of the Chief Executive Officer of the Company and the four highest paid officers of the Company other than the Chief Executive Officer, as described in Section 162(m)(3) of the Code.
(p)          "Disability" shall mean an inability to perform the Employee's or Non-Employee Director's material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent (under the terms of the long term disability policy of the Company applicable to the Employee). A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that if the Employee or Non-Employee Director (or his guardian) and the Company do not agree on a physician, the Employee or Non-Employee Director and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be final, binding and conclusive with respect to all parties. Notwithstanding the above, eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant's disability. Solely with respect to any Award that is subject to Section 409A of the Code and that is payable on account of disability, this definition is intended to comply with the definition of disability under Section 409A of the Code as in effect commencing January 1, 2005 and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Disability as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.
(q)          "Effective Date" shall mean the date as of which an Award shall take effect, provided that the Effective Date shall not be a date prior to the date the Granting Authority determines an Award shall be made and, unless otherwise specified by the Granting Authority, the Effective Date will be the date the Granting Authority determines an Award shall be made.
(r)          "Employee" shall mean any employee of the Company or its Affiliates, and for the purposes of a Canadian Grantee, as defined in subsection 248(1) of the ITA.
(s)          "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.
(t)          "Exercise Price" shall mean, (i) with respect to an Option, the price payable by a Participant to purchase one Share on exercise of such Option, which shall not be less than 100 percent of the Market Value of a Share on the Effective Date of the grant of the Option covering such Share and (ii) with respect to a Tandem SAR, the Exercise Price applicable to the Option to which the Tandem SAR relates, in each such case, subject to adjustment pursuant to Section 11.
(u)          "Existing Plan" shall mean the Company's Stock Option Plan (2005) in effect immediately prior to the amendment and restatement effected by this Plan.
(v)          "Granting Authority" shall have the meaning given to such term in Section 3(b) of the Plan.
(w)          "Incentive Stock Option" shall mean an Option that, on the Effective Date, is intended to qualify and is designated by the Granting Authority in the applicable instrument of grant as an Incentive Stock Option within the meaning of Section 422 of the Code (or any successor provision).
(x)          "Insiders" shall mean such Persons that are required to be considered as such as of the date of determination pursuant to the rules of the TSX.
(y)          "ITA" shall mean the Income Tax Act (Canada) and any regulations thereunder as amended from time to time.
(z)          "Market Value" of a Share as of a relevant date shall mean the fair market value as determined by the Granting Authority in accordance with the following:
             (i)        the higher of
                        (A)        as long as Shares are listed on the TSX, the closing trading price for a Share on the TSX on the last trading day prior to the relevant date; and
                        (B)        as long as the Shares are listed on an U.S. Exchange, the average of the high and low prices of Shares traded in U.S. dollars on the U.S. Exchange during the relevant date.

        As to the grant of an Award, the relevant date will be the Effective Date of such grant. If on the relevant day there is no trading in the Shares on the TSX or U.S. Exchange, as applicable, then, for the purpose of application of the immediately preceding sentence, the Market Value of a Share on the TSX or the U.S. Exchange, as applicable, shall be determined by reference to the weighted average trading price for Shares traded on the TSX or the U.S. Exchange, as applicable, for the five trading days (or the actual number of trading days if there are less than five trading days but more than one trading day) ending on such day on which Shares did trade within 30 days before the relevant day. If the immediately preceding sentence cannot be applied due to an insufficient number of trading days within the 30-day period described therein, then the Market Value of a Share on the TSX or the U.S. Exchange, as applicable, shall be the closing price of a Share on the date on which Shares were last traded on the TSX or the U.S. Exchange, as applicable, prior to the relevant day.
            (ii)        The Market Value as determined may be in Canadian dollars or in U.S. dollars. As a result, the Market Value of a Share
                        (A)        covered by a Canadian Award shall be either (1) such Market Value as determined in accordance with this definition, if in Canadian dollars, or (2) such Market Value as determined above converted into Canadian dollars at the noon rate of exchange of the Bank of Canada on the relevant day, if in U.S. dollars.
                        (B)        covered by a U.S. Award shall be either (1) such Market Value as determined in accordance with this definition, if in U.S. dollars, or (2) such Market Value as determined above converted into U.S. dollars at the noon rate of exchange of the Bank of Canada on the relevant day, if in Canadian dollars.
          (iii)        The Market Value of a Share shall be rounded up to the nearest whole cent.
          (iv)               Unless prohibited by applicable law or rules of a Stock Exchange, Canadian Awards or U.S. Awards may be made to a Participant without regard to such Participant's domicile for tax purposes. Thus, for example, U.S. taxpayers that are Participants may receive Canadian Awards. The Company may take such actions with respect to its filings, records and reporting as it deems appropriate to reflect the conversion of Awards from Canadian dollars to U.S. dollars and vice versa.
          (v)           If such shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Granting Authority using any fair and reasonable means selected in the Granting Authority's discretion.
(aa)       "Non-Employee Director" shall mean a Person who is a member of the Board but who is neither an Employee nor a Consultant of the Company or any Affiliate.
(bb)       "Option" shall mean an option, granted in accordance with Section 6 hereof, to purchase a Share.
(cc)       "Organizational Law" shall mean the laws of Alberta, Canada or such other law under which a Successor is organized, as such laws may be amended from time to time.
(dd)       "Other Stock or Performance Board Awards" shall have the meaning given to such term in Section 7(e) of the Plan.
(ee)       "Participants" shall mean those individuals to whom Awards have been granted from time to time under the Plan. The executors or administrators of such Participant's estate, any Person or Persons who acquire the right to exercise an Award directly from the Participant by bequest or inheritance or any other permitted transferee of the Participant under Section 10 hereof shall be treated as a Participant solely for the purposes of exercising and enforcing an Award according to the terms thereof and this Plan.
(ff)       "Performance Awards" shall mean Awards that are, or the exercise or disposition thereof are, subject to the satisfaction of Performance Criteria. Performance Awards include Performance Stock Units.
(gg)       "Performance Criteria" shall mean such financial and/or personal performance criteria as may be determined by the Granting Authority, pursuant to Section 8. Performance Criteria may be applied to either the Company as a whole or to a business unit or single or group of Affiliates, either individually, alternatively or in any combination, and measured either in total, incrementally or cumulatively over a specified performance period, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, provided that the performance period for measurement or achievement of any such Performance Criteria (or incremental element thereof) shall in all events exceed one year.
(hh)      "Performance Stock Unit" shall mean a right, granted in accordance with Section 9 hereof, to receive one Share or a cash payment of the Market Value of a Share, as determined by the Granting Authority, that generally becomes Vested, if at all, subject to the attainment of Performance Criteria and satisfaction of such other conditions to Vesting, if any, as may be determined by the Granting Authority.
(ii)         "Person" shall mean, unless the context otherwise requires or unless and to the extent otherwise limited or required by applicable law or rules of a Stock Exchange, any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity, and any other person, entity or group that would constitute a "person" within the meaning of Section 3(a)(9) of the Exchange Act (with any related modifications or additions in Section 13(d) and 14(d) of the Exchange Act).
(jj)         "Phantom Stock Award" shall have the meaning given to such term in Section 7(c) of the Plan.
(kk)      "Plan" shall have the meaning given to such term in Section 1 of the Plan.
(ll)         "Prior Plan" shall mean the Existing Plan or the 1994 Stock Option Plan of the Company, individually or collectively, as the context requires.
(mm)    "Purchased Stock" shall mean Shares issued to Participants under Section 7(c) of the Plan.
(nn)      "Restricted Period" shall mean the period established by the Granting Authority with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.
(oo)       "Restricted Stock Unit" shall mean a right, granted in accordance with Section 8 hereof, to receive a Share or a cash payment of the Market Value of a Share, as determined by the Granting Authority, that generally becomes Vested, if at all, based on the Participant's period of employment with the Company. "Restricted Stock Unit" includes an Award with respect to Shares that are subject to restrictions that create a risk of forefeiture.
(pp)       "Retirement" shall mean a termination of Employment of an Employee, or if determined by the Granting Authority, termination of service of a Non-Employee Director, under circumstances as shall constitute retirement for age, as determined by the Granting Authority or in accordance with the written policies established by the Granting Authority as they may be amended or revised from time to time.
(qq)       "Shares" shall mean the common shares of the Company, subject to adjustment pursuant to Section 11.
(rr)       "Stand-Alone SAR" shall mean a Stock Appreciation Right that is granted on a stand-alone basis.
(ss)       "Stock Appreciation Right" or "SAR" shall mean a right, granted pursuant to Section 7 hereof, representing the right to receive upon the exercise thereof payment, in cash, Shares or any combination thereof, as determined by the Granting Authority, equal to the excess of the Market Value of one Share over the Base Price or Exercise Price, whichever is applicable, on the terms and conditions and calculated in accordance with the provision of Section 7 hereof.
(tt)         "Stock Exchanges" shall mean the U.S. Exchange and the TSX.
(uu)       "Successor" shall mean, with respect to any Person, a Person that succeeds to the first Person's assets and liabilities by amalgamation, merger, liquidation, dissolution or otherwise by operation of law, or a Person to which all or substantially all the assets and/or business of the first Person are transferred.
(vv)       "Tandem SAR" shall mean a Stock Appreciation Right granted in tandem with an Option.
(ww)    "Termination" or "Date of Termination" (or any derivative thereof) shall mean (i) the date of termination of a Participant's active employment with the Company (Affiliate) that employs the Participant (other than in connection with the Participant's transfer to employment with any other Company), whether such termination is lawful or otherwise, but not including a Participant's absence from active employment during a period of vacation, temporary illness, authorized leave of absence or short or long-term disability, and (ii) in the case of a Participant who does not return to active employment with the Company immediately following a period of absence due to vacation, temporary illness, authorized leave of absence or short or long-term disability, the last day of such period of absence.
(xx)       "TSX" shall mean The Toronto Stock Exchange.
(yy)       "Vested" shall mean, with respect to an Award, that the applicable conditions established by the Granting Authority or this Plan have been satisfied or, to the extent permitted under the Plan, waived, whether or not the Participant's rights with respect to such Award may be conditioned upon prior or subsequent compliance with any confidentiality, non-competition or non-solicitation obligations.
(zz)       "U.S. Award" shall mean an Award pursuant to which, as applicable, (i) in the case of Options (including any Tandem SARs), the Exercise Price is stated and payable in United States dollars (and, in the case of any Tandem SARs, any cash amount payable in settlement thereof shall be paid in United States dollars), (ii) in the case of Stand-Alone SARs, the Base Price is stated in United States dollars and any cash amount payable in settlement thereof shall be paid in United States dollars or (iii) in the case of Restricted Stock Units or Performance Stock Units, any cash amount payable in settlement thereof shall be paid in United States dollars.
(aaa)    "U.S. Exchange" shall mean the NASDAQ Stock Market or such other national securities exchange or trading system on which the Company's Shares are listed.

Section 3.             Administration.
(a)          Composition of the Committee.    The Committee shall consist of two or more individuals, each of whom qualifies as (i) an "independent director," within the meaning of the rules of the Stock Exchanges and other applicable securities legislative and regulatory requirements and (ii) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act; provided that with respect to any Award granted to a Covered Employee which is intended to be "performance-based compensation" as described in Section 162(m)(4)(C) of the Code, the Committee shall consist solely of two or more "outside directors" as described in Section 162(m)(4)(C)(i) of the Code. The chair and each other member of the Committee shall be appointed by the Board.
(b)          Powers of the Board and the Committee.    Subject to and consistent with the terms of the Plan, applicable law and applicable rules of the Stock Exchanges, and subject to the provisions of the Charter adopted by the Board with respect to the powers, authority and operation of the Committee (as amended from time to time), the Board will have the general power to administer the Plan in accordance with its terms (including all powers specified in Section 3(b)(ii)) and make all determinations required or permitted to be made, provided, however, that the Board may delegate all or any portion of such powers to the Committee or to other committees; and provided, further, that with respect to Awards to the Company's executive officers and Covered Employees, the Committee shall have such powers as are set forth in Section 3(b)(i). The term "Granting Authority" refers to the Board, the Committee or other committee, as applicable, that is charged with or exercising the powers and responsibility as to a specific matter in question affecting this Plan or an Award.
            (i)         Specific Provisions Concerning Delegation of Authority to the Committee. In addition to any authority of the Committee specified under any other terms of the Plan, and notwithstanding any other provision herein to the contrary,
                        (A)        insofar as Awards under the Plan are being made to the Company's chief executive officer the Committee (and not the Board as a whole) shall have full and complete discretionary authority to review and approve corporate goals and objectives relevant to Awards granted under this Plan (as well as other elements of compensation), to evaluate the chief executive officer's performance in light of those goals and objectives, and determine and approve the Awards granted to the chief executive officer based such evaluation, provided, however, that to the extent permitted by the applicable rules of the Stock Exchanges, but subject to the provisions hereof relating to Awards to Covered Employees, the Board may direct that the final determination and approval of such Awards be made by members of the Committee along with other "independent directors" (within the meaning of the rules of the Stock Exchanges and other applicable securities legislative and regulatory requirements). As to such Awards, the Committee will have the powers specified in Section 3(b)(ii) and the Committee shall be the Granting Authority with respect to all matters relating to such Awards;
                        (B)        insofar as Awards under the Plan are to be made to executive officers other than the chief executive, but subject to the provisions hereof relating to Awards to Covered Employees, the Committee make recommendations to the Board with respect to Awards;
                        (C)        insofar any Award is to granted to a Covered Employee which is intended to be "performance-based compensation" as described in Section 162(m)(4)(C) of the Code, the Committee (and not the Board as a whole) shall determine the performance goals relating thereto and shall have full and complete discretionary authority to grant such Awards and to set the terms thereof. As to such Awards, the Committee will have the powers specified in Section 3(b)(ii) and the Committee shall be the Granting Authority with respect to all matters relating to such Awards.
The foregoing shall not limit the Board in delegating any other powers to the Committee or in delegating any or all determinations or other powers with respect to certain or certain types of Awards (including Awards that are intended to be exempt pursuant to Rule 16b-3 under the Exchange Act), including the full power to make Awards and to exercise the other powers set forth in Section 3(b)(ii) and the other powers granted herein to the Granting Authority.
            (ii)        Specific Powers of the Granting Authority.    Without limiting the lead-in paragraph of Section 3(b), the powers of the Granting Authority shall include the powers to,
                      (A)        interpret the Plan and instruments of grant evidencing Awards;.
                      (B)        prescribe, amend and rescind such procedures and policies, and make all determinations, it deems necessary or desirable for the administration and interpretation of the Plan and instruments of grant evidencing Awards;
                      (C)        determine those Persons who are eligible to be Participants, grant one or more Awards to such Persons and approve or authorize the applicable form and terms of the related instrument of grant;
                      (D)        determine the terms and conditions of Awards granted to any Participant, including, without limitation, (1) subject to Sections 4(b) and (c), the type, and number of Shares subject to, an Award, including whether the Award shall be a Canadian Award or a U.S. Award, (2) the Exercise Price or Base Price for Shares subject to an Award, if applicable, (3) the conditions to the Vesting of an Award or any portion thereof, including terms relating to lump sum or installment Vesting, the period for achievement of any applicable Performance Criteria as a condition to Vesting and the conditions, if any, upon which Vesting of any Award or portion thereof will be waived or accelerated without any further action by the Granting Authority, (4) the circumstances upon which an Award or any portion thereof shall be forfeited, cancelled or expire, (5) the consequences of a Termination with respect to an Award, (6) the manner of exercise or settlement of the Vested portion of an Award, including whether an Award shall be settled on a current or deferred basis, and (7) whether and the terms upon which any Shares delivered upon exercise or settlement of an Award must continue to be held by a Participant for any specified period;
                      (E)        set forms of consideration, if any, to be paid with respect to the exercise of an Award (except to the extent certain forms of consideration must be paid to satisfy the requirements of applicable law) and specify whether and the terms upon which an Award shall be settled in cash, Shares or a combination thereof. However, unless the Granting Authority otherwise specifically provide and except with respect to Purchase Stock Awards, no consideration other than services may be required for the grant, as opposed to the exercise, of any Award;
                      (F)        determine whether and the extent to which any Performance Criteria or other conditions applicable to the Vesting of an Award have been satisfied or shall be waived or modified;
                      (G)        amend the terms of any instrument of grant or other documents evidencing Awards; provided, however, that, subject to Section 5(d), no amendment of an Award may, without the consent of the holder of the Award, adversely affect such Person's rights with respect to such Award in any material respect;
                      (H)        accelerate or waive any condition to the Vesting of any Award, all Awards, any class of Awards or Awards held by any group of Participants; and
                      (I)        determine whether, and the extent to which, adjustments shall be made pursuant to Section 11 and the terms of any such adjustments.
However, the Granting Authority shall not have any discretion under this Section 3(b) or any other provision of the Plan that would modify the terms or conditions of any Performance Criteria or waive the satisfaction thereof with respect to any Award that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code if the exercise of such discretion would cause the Award not to so qualify. The Granting Authority will also exercise its discretion in good faith in accordance with the Company's intention that the terms of Awards and the modifications or waivers permitted hereby are in compliance with applicable law and the rule of the Stock Exchanges.
(c)          Effects of Granting Authority's Decision.    Any action taken, interpretation or determination made, or any rule or regulation adopted by the Granting Authority pursuant to this Plan shall be made in its sole discretion and shall be final, binding and conclusive on all affected Persons, including, without limitation, the Company, any of its Affiliate, any grantee, holder or beneficiary of an Award, any stockholder and any Employee, Consultant or Non-Employee Director.
(d)          Liability Limitation and Indemnification.    No member of the Granting Authority or the Board generally shall be liable for any action or determination made in good faith pursuant to the Plan or any instrument of grant evidencing any Award granted under the Plan. To the fullest extent permitted by law, the Company shall indemnify and save harmless, and shall advance and reimburse the expenses of, each Person made, or threatened to be made, a party to any action or proceeding in respect of the Plan by reason of the fact that such Person is or was a member of the Granting Authority or is or was a member of the Board in respect of any claim, loss, damage or expense (including legal fees) arising therefrom.
(e)          Delegation and Administration.    The Granting Authority may, in its discretion, delegate such of its powers, rights and duties under the Plan, in whole or in part, to such committee, Person or Persons as it may determine, from time to time, on terms and conditions as it may determine, except the Granting Authority shall not, and shall not be permitted to, delegate any such powers, rights or duties (i) with respect to the grant, amendment, administration or settlement of any Award of a Participant subject to Section 16 of the Exchange Act, (ii) with respect to the establishment or determination of the achievement of Performance Criteria, or (iii) with respect to any matter that would be in violation of any Organizational Law or the rules of any Stock Exchange. The Granting Authority may also appoint or engage a trustee, custodian or administrator to administer or implement the Plan or any aspect of it, subject to the exception of the immediately preceding sentence hereof.

Section        4.             Shares Subject to the Plan.
(a)          Aggregate Plan Limits.    Subject to adjustment pursuant to Section 11, the maximum aggregate number of Shares that may be subject to issuance at any given time in connection with Awards granted under the Plan shall not exceed 10% of the then issued and outstanding Shares on a non-diluted basis (i.e. without taking into account any Shares that underlie then outstanding and executory options, warrants or other securities convertible into, exchangeable for, or exercisable for Shares, with or without the payment of consideration, including Awards under the Plan, and without taking into account treasury shares or shares held by an entity in which the Company holds a majority of the voting equity securities). For the purposes of computing the foregoing limits:
            (i)               Subject to Section 4(a)(ii), the following shall not be counted against the 10% limitation above:
                      (A)        Shares that have been issued upon the conversion, exchange or exercise of an Award shall be treated as issued and outstanding;
                      (B)        Shares subject to any Award (or any portion thereof) that has expired or is forfeited, surrendered, cancelled or otherwise terminated prior to, or that is otherwise settled so that there is no, issuance or transfer of such Shares;
                      (C)        An Award (or any portion thereof) that uses the price of Shares to determine the amount of the Award or its settlement but that provides for settlement in cash (and not by the issuance of Shares) be treated as covering the applicable number of Shares solely for the purposes of computing the 10% limit and only while the Award is not settled or terminated. Upon settlement in cash or termination of such Award, the Shares used as a reference for determining the amount of the Award or its settlement shall not be counted against the 10% limit above.
            (ii)        Up to 1,000,000 Shares may be issued in connection with the exercise of Incentive Stock Options, which amount shall not be subject to increase (subject to Section 11) other than pursuant to an amendment to this Plan. Any adjustment pursuant to Section 11 to the limitation on the number of Shares available for Awards of Incentive Stock Option shall be consistent with the requirements of Section 425 of the Code. All Incentive Stock Options that lapse unexercised will be treated as not having been issued for the purposes of computing the foregoing limitation, but any issuance pursuant to the terms of an Incentive Stock Option will reduce the number of Shares available for issuance pursuant to Incentive Stock Options. In addition, to the extent that the issuance of Shares upon the exercise of Incentive Stock Options is taken into account in computing the aggregate Plan limits above, such issuance will not be taken into account in determining the number of Shares that may be subject to the grant of Incentive Stock Options and will not have the effect of increasing the limitation set forth in the first sentence of this Section 4(a)(ii);
            (iii)        Any Shares that are covered by Performance Stock Units, Restricted Stock Units, or Phantom Stock Awards shall be treated as being Shares that are subject to Awards under the Plan and not be treated as outstanding to the extent that such Shares remain subject to the satisfaction of any Performance Criteria, Vesting conditions, or settlement conditions or determinations (including the payment of additional consideration, if any);
            (iv)        Any outstanding and unexercised Awards under the Prior Plans shall be taken into account and shall be treated as issued and outstanding under this Plan.
(b)          Tax Code Limits.    In addition to the limitation set forth in Section 4(a)(ii) with respect to Incentive Stock Options, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 500,000 Shares. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 11, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code.
(c)          Certain Additional Limits.    For as long as the Shares are listed for trading on the TSX and the standards with respect to security holder approval, and security based compensation arrangements apply to the Company,
            (i)               the number of Shares issued to Insiders (including associates of Insiders if legally required) within any one year period and issuable to the Insiders at any time, under this Plan and all other Company security-based compensation arrangements (as determined under the rules of the TSX) shall not exceed 10% of the total issued and outstanding Shares, respectively;
            (ii)        the number of Shares issued, or reserved for issuance with respect to Awards, to any one Insider (including associates of the Insider if legally required) within any one year period under this Plan and all other Company security-based compensation arrangements (as determined under the rules of the TSX) shall not exceed 5% of the total issued and outstanding Shares.
For the purposes of determining compliance with the above restrictions, the Granting Authority will take into account Shares reserved or issued pursuant to options together with Shares reserved or issued pursuant to all of the Company's security-based compensation arrangements to the extent required by applicable law and applicable rules of the TSX.
(d)          Source of Shares.    Shares delivered to Participants in connection with the exercise or settlement of Awards may be authorized but unissued Shares, Shares purchased in the open-market or in private transactions. The Board shall take such action as may be necessary to cause the issuance from authorized but unissued Shares such number of Shares as may be necessary to permit the Company to meet its obligations under the Plan; provided, however, that the Company may satisfy its obligations from treasury shares or Shares purchased in the open market or private transactions.

Section 5.             General Provisions Relating to Awards.
(a)          Eligibility.    Awards will be granted only to those Persons who are, at the time of the grant, Non-Employee Directors, Employees or Consultants to the Company or its Affiliates. The Granting Authority shall have the power to determine other eligibility requirements with respect to Awards or types of Awards.
(b)          Terms of Grant.    Subject to the other express terms of this Plan, grants of Awards under the Plan shall contain such terms and conditions as the Granting Authority may specify. Without limiting the foregoing,
             (i)        each Award granted under the Plan shall be evidenced by an instrument of grant, in such form or forms as the Granting Authority shall approve from time to time, which shall set forth such terms and conditions consistent with the terms of the Plan as the Granting Authority may determine. Each instrument of grant shall set forth, at a minimum, the Exercise Price or Base Price, as applicable, the type and Effective Date of the Award evidenced thereby, the number of Shares subject to such Award, whether the Award is a Canadian Award or a U.S. Award and the applicable Vesting conditions. References in the Plan to an instrument of grant shall include any supplements or amendments thereto;
             (ii)        the term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Phantom Stock or Restricted Stock Unit shall be for such period as may be determined by the Granting Authority; provided, however, that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Stock Option under Section 422 of the Code or as may be required in respect of an Award as may be required by the Organizational Law, the ITA or the rules of the TSX to the extent that they are applicable to such Award, or such shorter term in respect of an Award to a Canadian Grantee so that such award does not constitute a "salary deferral arrangement" as defined in subsection 248(1) of the ITA);
             (iii)        the Granting Authority may determine that payments to be made by the Company or an Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments or on a deferred basis; provided, however, that no deferral shall be required or permitted by the Granting Authority if such deferral would result in adverse tax consequences to the Participant under Section 409A of the Code or under the ITA with respect to a Canadian Grantee. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and paid in cash in lieu of Shares in connection with such settlement, in the discretion of the Granting Authority or upon occurrence of one or more specified events.
             (iv)        the terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Award;
             (v)        the Granting Authority may specify such other terms and conditions, consistent with the terms of the Plan, as the Granting Authority shall determine or as shall be required under any other provision of the Plan. Such terms may include, without limitation, provisions requiring forfeiture of Awards in the event of termination of employment by the Participant and provisions permitting a Participant to make elections relating to his or her Award.
(c)          Vesting Conditions.    Subject to the terms of the Plan, the Granting Authority shall determine any and all conditions to the Vesting of all and/or any portion of Awards and shall specify the material terms thereof in the applicable instrument of grant on, or as soon as reasonably practicable following, the Effective Date of the Award. Vesting of an Award, or portion thereof, may be conditioned upon passage of time, continued employment, satisfaction of Performance Criteria, or any combination of the foregoing, as determined by the Granting Authority, provided that
             (i)        except in connection with the death of a Participant, such conditions permit all or any portion of any Award to become Vested no earlier than the first anniversary of the Effective Date of the Award;
             (ii)        performance conditions to Vesting of any portion of an Award will be measured over a period greater than one year;
             (iii)        except in connection with the death or Retirement of a Participant, Awards of Restricted Stock Units will not become Vested more rapidly than ratably over the three (3) year period following the Effective Date thereof; and
             (iv)        with respect to any Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, the applicable Performance Criteria shall be a measure based on one or more Performance Criteria determined by the Granting Authority on or prior to the Effective Date of such Award or as of any later time permitted under the applicable provisions of Section 162(m) of the Code. Subject to compliance with Section 162(m) of the Code, if applicable, the Granting Authority may modify or supplement any Performance Criteria applicable to the Vesting of an outstanding Award to the extent the Granting Authority deems appropriate to reflect any material change after the Effective Date of the Award in the relevant business operations of the Company or applicable business unit or individual or group of Companies.
(d)          Change of Control.    Unless otherwise provided in the Award or by direction of the Granting Authority as to all or any type or number of Awards, in the event of a Change of Control and notwithstanding any other Vesting or other restrictions or conditions, the Granting Authority may take whatever action with respect to the Awards outstanding that it deems necessary or desirable, including following:
             (i)        the Granting Authority may accelerate Vesting and the expiration or termination date of Options and Stock Appreciation Rights then outstanding to a specified date fixed by the Granting Authority. After any accelerated expiration or termination date so specified, all unexercised Options and Stock Appreciation Rights and all rights of Participants thereunder shall terminate; provided, however, that any acceleration of the expiration or termination date shall not be to a date that is earlier than thirty (30) days after notice of such acceleration. The Granting Authority may also accelerate Vesting and the time at which Options and Stock Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term.
             (ii)        the Granting Authority may waive all restrictions and conditions of all Restricted Stock Units and Phantom Stock then outstanding with the result that those types of Awards shall be deemed satisfied, and the Restriction Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change of Control or such other date as may be determined by the Granting Authority; and
             (iii)        the Granting Authority may determine to amend Performance Awards and Other Stock or Performance-Based Awards, or substitute new Performance Awards and Other Stock or Performance-Based Awards in consideration of cancellation of outstanding Performance Awards and any Other Stock or Performance-Based Awards, in order to ensure that such Awards shall become fully Vested, deemed earned in full and promptly paid to the Participants as of the date of the Change of Control or such other date as may be determined by the Granting Authority, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.
Notwithstanding the above provisions of this Section 5(d), but subject to any contractual rights created by the terms of an Award, the Granting Authority shall not be required to take any action described in the preceding provisions, and any decision made by the Granting Authority, in its sole discretion, not to take some or all of the actions described in the preceding provisions shall be final, binding and conclusive with respect to the Company and all other interested Persons. Any acceleration of Vesting shall be deemed to have occurred immediately prior to the Change of Control, no matter when the determination of the Granting Authority occurs.
Moreover, if approved by the Board prior to or within thirty (30) days after such time as a Change of Control shall be deemed to have occurred, the Board shall have at any time the right to require that all or any portion of the Awards be settled and discharged in cash based on the "cash value" of such Awards in lieu of settlement by issuance of Shares. Such requirement may be specified in any arrangement relating to such Change of Control transaction to which the Company is a party or may be specified in any notice sent by the Company, which arrangement or notice may also specify the terms and timing of such settlement. If not so specified, the Board may require settlement at any time within a forty-five (45) day period immediately following the date that the Change of Control is deemed to have occurred. For the foregoing purposes, the "cash value" of an Award shall equal the sum of (i) the cash value of all benefits to which the Participant would be entitled upon settlement or exercise of any Award which is not an Option or Restricted Stock Unit (other than a Restricted Stock Unit that, by its terms, would be settled only in cash) or (ii) in the case of any Award that is an Option or Restricted Stock Unit (other than a Restricted Stock Unit that, by its terms, would be settled only in cash), the excess of the "market value" (defined below) per share over the Exercise Price, or the market value (defined below) per share of Restricted Stock Unit, multiplied by the number of shares subject to such Award. For purposes of the preceding sentence, "market value" per share shall mean the higher of (x) the average of the market value per Share on each of the five trading days immediately preceding the date a Change of Control is deemed to have occurred or (y) the highest price, if any, offered by the acquiring Person or the Company with respect to Shares, all as determined by Board in its discretion. The Company may require Participants to verify the amount and completeness of any settlement of Awards as a condition to the final settlement and payment.
(e)          No Repricing or Extension of Term of Insider Awards. The Exercise Price for Shares subject to any Award of Options issued to Insiders and any related Tandem SARs and the Base Price for Shares subject to any Award of Stand-Alone SARs may be reduced only if the Granting Authority specifically approves, provided that the Exercise Price for Shares subject to any Award of Options issued to Insiders and any related Tandem SARs and the Base Price for Shares subject to any Award of Stand-Alone SARs held by Insiders may not be reduced after the Effective Date of the Award thereof, either directly or indirectly, without prior shareholder approval, except for adjustments pursuant to Section 11 of the Plan. The Granting Authority may also provide that Awards to non-Insider Participants will not be subject to repricing. In addition, to the extent applicable rules of a Stock Exchange require shareholder approval with respect to the extension of the term of one or more Awards, then any such extension shall not be effective unless the requisite shareholder approval is obtained.
(f)          Compliance with Section 409A. The terms and conditions applicable to any Award (or portion thereof) granted to a Participant who is subject to taxation under the Code and that constitutes "deferred compensation" subject to Section 409A of the Code are intended to comply with Section 409A of the Code. Without limiting the foregoing,
             (i)        the terms of any such Award (or portion thereof) permitting the deferral of payment or other settlement thereof or providing for settlement in cash in lieu of Shares shall be subject to such requirements and shall be administered in such manner as the Granting Authority may determine to be necessary or appropriate to comply with the applicable provisions of Code Section 409A as in effect from time to time;
             (ii)        any elections allowed to be exercised by a Participant shall be deemed to be void or shall be deemed amended or altered so as not to (A) cause the application of Section 409A of the Code to the Award or (B) create adverse tax consequences under Section 409A of the Code should Section 409A apply to the Award; and
             (iii)        any exercise of discretion by the Granting Authority with respect to any acceleration or waiver of any term or condition, including a Vesting condition or settlement, shall not be effective or shall be deemed modified to the extent that such discretion would cause the Award to have adverse tax consequences to the Participant under Section 409A of the Code.
(g)          Stand-Alone, Additional, Tandem and Substitute Awards.   Subject to Section 5(e) of the Plan, Awards granted under the Plan may, in the discretion of the Granting Authority, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Granting Authority shall require the surrender of such other Award for cancellation in consideration for the grant of the new Award and such surrendered Award shall no longer be treated as being outstanding for the purposes of determining the aggregate plan limitations under Section 4(a). In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Any such action contemplated under this Section 5(g) shall be effective only to the extent that such action will not cause (i) the holder of the Award to lose the protection of Section 16(b) of the Exchange Act and rules and regulations promulgated thereunder, (ii) any Award that is designed to qualify payments thereunder as performance-based compensation as defined in Section 162(m) of the Code to fail to qualify as such performance-based compensation or (iii) any Award that is subject to Section 409A of the Code to result in adverse consequences under Section 409A of the Code.
(h)          Securities Matters.    The Company intends that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.
No Shares will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by applicable securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by the Stock Exchanges, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares pursuant to an Award to comply with any law or regulation, however.
(i)          Fractional Shares.    No fractional Shares shall be issued under the Plan. Payment for any fractional Shares that would otherwise be issuable hereunder in the absence of the immediately preceding sentence shall be made in cash, provided however that as to Awards to Canadian Grantees, there shall be no entitlement or payment for any fractional Shares and no payment shall be made in lieu of a fractional Share.
(j)          Compliance with the ITA.
The terms and conditions applicable to any Award (or portion thereof) granted to a Participant who is subject to taxation under the ITA. Without limiting the foregoing,
             (i)        the terms of any such Award (or portion thereof) permitting the deferral of payment or other settlement thereof or providing for settlement in cash in lieu of Shares shall be subject to such requirements and shall be administered in such manner as the Committee may determine to be necessary or appropriate to comply with the applicable provisions of the ITA as in effect from time to time;
             (ii)        any elections allows to be exercised by a Participant shall be deemed to be void or shall be deemed amended or altered so as not to cause the Award to be considered a "salary deferral arrangement" under the ITA, as defined in subsection 248(1) or create adverse tax consequences under the ITA; and
             (iii)        any exercise of discretion by the Committee with respect to any acceleration or waiver of any term or condition, including a Vesting condition or settlement, shall not be effective or shall be deemed modified to the extent that such discretion would cause the Award to have adverse tax consequences to the Participant under the ITA.

Section 6.          Stock Options
(a)          General.    The Granting Authority may from time to time grant one or more Options to Participants on such terms and conditions, consistent with the Plan, as the Granting Authority shall determine. For Awards to Canadian Grantees, no Participant shall be a Consultant. The instrument of grant evidencing an Options shall specify the Exercise Price for each Share subject to such Option, the maximum term of such Option, whether Tandem SARs are granted with respect to all or any such Options and whether such Options (or any portion thereof) are intended to qualify as Incentive Stock Options.
(b)         Vesting Terms.    Options granted under the Plan shall become Vested at such times, in such installments and subject to such terms and conditions consistent with Section 5(c) hereof (including satisfaction of Performance Criteria and/or continued employment) as may be determined by the Granting Authority and set forth in the applicable instrument of grant.
(c)         Exercise Price.    The Exercise Price for each Share subject to an Option shall not be less than 100% of the Market Value of a Share on the Effective Date of the Award of such Option. The Exercise Price shall be stated and payable in Canadian dollars, if a Canadian Award, and in United States dollars, if a U.S. Award.
(d)         Exercise of Vested Options.    Vested Options may be exercised in accordance with such procedures as may be established by the Granting Authority, including procedures permitting the exercise of Options through a broker-assisted sale and remittance program authorized by the Granting Authority. The Participant must pay or satisfy, in accordance with the terms of this Plan, the full amount of the Exercise Price and any withholding amounts with respect to such exercise and the Company may require as a condition to such exercise and/or the issuance or delivery of Shares to a Participant the Participant's payment or satisfaction of such amounts in full in accordance with this Plan. The Exercise Price shall be payable on exercise of a Vested Option:
            (i)        in Canadian dollars, if a Canadian Award, or in United States dollars, if a U.S. Award, unless the Granting Authority determines otherwise, and may be paid in cash, or by wire transfer, certified cheque, banker's cheque or bank draft or other similar methods of cash equivalent payment acceptable to the Granting Authority or any combination thereof,
            (ii)        by, if the Granting Authority permits, the surrender and transfer of Shares then owned by the Participant to such Person as the Granting Authority may direct; provided, however, that the foregoing shall not apply to any Participant that is prohibited by applicable law or rules of a Stock Exchange from such surrender and transfer;
            (iii)        by, if the Granting Authority permits, the withholding of Shares otherwise issuable upon exercise of such Vested Option; provided, however, that the foregoing shall not apply to any Participant that is prohibited by applicable law or rules of a Stock Exchange from participating in such withholding;
            (iv)        by payment pursuant to a broker-assisted sale and remittance program authorized by the Granting Authority; or
            (v)        in any combination of the foregoing.
Shares surrendered or withheld, if permitted by the Granting Authority and in accordance with this Section 6(d), shall be valued at the Market Value thereof on the date of exercise, determined in Canadian dollars if used to purchase a Share subject to a Vested Canadian Award or in United States dollars if used to purchase a Share subject to a Vested U.S. Award. The Granting Authority may impose, at any time, such limitations and prohibitions on the use of Shares in payment of the Exercise Price as it deems appropriate and shall determine acceptable methods of surrendering or withholding Shares as payment of the Exercise Price.
(e)          Option Period.    Unless the Granting Authority provides for a shorter option period at or after the Effective Date of an Award of Options and subject to Section 9 hereof, all or any part of the Options covered by an Award shall, to the extent Vested, be exercisable, from time to time, within the period commencing on the date such Option or part thereof becomes Vested and ending on the day prior to the tenth anniversary of the Effective Date of such Award.
(f)          Incentive Stock Options. Option Awards will not be treated at Incentive Stock Options unless specifically so designated. Options intended to qualify as Incentive Stock Options will be subject to the following special provisions:
             (i)        Incentive Stock Options may only be granted to Employees of the Company or its parent or subsidiary as defined in Sections 424(e) or (f) of the Code, as applicable, while each such entity is a "corporation" described in Section 7701(a)(3) of the Code and Treas. Reg. Section 1.421-1(i)(1).
             (ii)        The Exercise Price per Share shall not be less than one hundred percent (100%) of the Market Value per Share on the date of grant of the Incentive Stock Option. However, if any Employee to whom an Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any "parent corporation" of the Company (as defined in Section 424(e) of the Code) or any "subsidiary corporation" of the Company (as defined in Section 424(f) of the Code), then the Exercise Price per Share under such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Market Value per Share on the date of grant, and the Option term shall not exceed five (5) years measured from the date of grant. For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee's ownership.
             (iii)        The aggregate Market Value (determined as of the respective date or dates of grant) of Shares for which one or more Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate which is a parent or subsidiary as defined in Code Sections 424(e) or (f), as applicable) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted. However, if and to the extent that the aggregate Exercise Price of Options subject to any portion of any Award of Incentive Stock Options that become Vested in any calendar year exceeds the $100,000 limitation of Section 422 of the Code, such Options shall not be treated as Incentive Stock Options notwithstanding any designation otherwise.
             (iv)        To the extent that the instrument of grant evidencing the Award of an Option specifies that an Option is intended to be treated as an Incentive Stock Option, the Option is intended to qualify to the greatest extent possible as an "incentive stock option" within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Option is or will be determined to qualify as an Incentive Stock Option.
             (v)        Certain decisions, amendments, interpretations or other actions by the Granting Authority and certain actions by a Participant may cause an Option to cease to qualify as an Incentive Stock Option pursuant to the Code and, by accepting an Award of Options hereunder, the Participant thereby consents and agrees in advance to any such disqualifying action.

Section 7.          Stock Appreciation Rights, Phantom Stock Awards, Bonus Stock and Other Awards.
(a)         General. The Granting Authority may from time to time grant one or more awards of Stock Appreciation Rights, Phantom Stock Awards, Bonus Stock, and Other Stock or Performance Based Awards and may issue and sell Purchased Stock on such terms and conditions, consistent with the Plan, as the Granting Authority shall determine.
(b)         SARs. The Granting Authority is authorized to grant SARs to Employees, Consultants and Non-Employee Directors subject to the terms of this Section 7.
            (i)        Tandem SARs. Tandem SARs may be granted at or after the Effective Date of the related grant of Options, and each Tandem SAR shall be subject to the same terms and conditions and denominated in the same currency as the Option to which it relates and the additional terms and conditions set forth in this Section 7. On exercise of a Tandem SAR, the related Option shall be cancelled and the Participant shall be entitled to an amount in settlement of such Tandem SAR calculated and in such form as provided below. For the purposes of an Award to a Canadian Grantee, on the exercise of a Tandem SAR, the related Option shall be surrendered and the Participant shall be entitled to an amount in settlement of such Tandem SAR calculated and in such form as provided below. Tandem SARs may be exercised only if and to the extent the Options related thereto are then Vested and exercisable and shall be exercised in accordance with such procedures as may be established by the Granting Authority.
            (ii)        Stand-Alone SARs. Stand-Alone SARs granted under the Plan shall become Vested at such times, in such installments and subject to such terms and conditions consistent with Section 5(c) hereof (including satisfaction of Performance Criteria and/or continued employment) as may be determined by the Granting Authority and set forth in the applicable instrument of grant. The Base Price for each Share subject to a Stand-Alone SAR shall not be less than 100% of the Market Value of a Share on the Effective Date of the Award of such Stand-Alone SAR. Unless the Granting Authority provides for a shorter period at or after the Effective Date of an award of Stand-Alone SARs and subject to Section 9 hereof, all or any part of the Stand-Alone SARs covered by an Award shall, to the extent Vested, be exercisable, from time to time, within the period commencing on the date such Stand-Alone SARs or part thereof becomes Vested and ending on the day prior to the tenth anniversary of the Effective Date of such Award. However, for Canadian Grantees, the Stand-Alone SARs must be exercised within 10 days of becoming vested, unless applicable Canadian law permits a longer exercise period. Rights granted to a Canadian Grantee are not intended to constitute a "salary deferral arrangement" as defined in ITA subsection 248(1). In particular, notwithstanding any other provision herein, no such Stock Appreciation Right granted hereunder shall have any value prior to the vesting date in respect of such Stock Appreciation Right and the granting of a Stock Appreciation Right hereunder shall be awarded solely in respect of services to be performed by the Canadian Grantee in the future.
          (iii)        Exercise and Settlement. Upon exercise thereof and subject to payment or other satisfaction of all related withholding obligations in accordance with Section 15(b) hereof, Stock Appreciation Rights (and, in the case of Tandem SARs, the related Options) shall be settled by payment or delivery, in cash, Shares or any combination thereof, as determined by the Granting Authority, of an aggregate amount equal to: the product of (A) the excess of the Market Value of a Share on the date of exercise over the Exercise Price or Base Price for a Share under the applicable Stock Appreciation Right, multiplied by (B) the number of Stock Appreciation Rights exercised.
          (iv)               Section 409A. Notwithstanding the foregoing, a Stock Appreciation Right shall not be granted in tandem or in combination with any other Award if that would (i) cause application of Section 409A of the Code to the Award or (ii) result in adverse tax consequences under Section 409A of the Code should that Code section apply to the Award.
(c)          Phantom Stock Awards. The Granting Authority is authorized to grant Phantom Stock Awards to Employees, Consultants and Non-Employee Directors, which are rights to receive cash equal to the Market Value of a specified number of Shares at the end of a specified deferral period, subject to the following terms and conditions:
          (i)               Award and Restrictions. Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award by the Granting Authority or, if permitted by the Granting Authority, as elected by the Participant. In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Granting Authority may impose in its sole discretion as set forth in the Award, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including times based on achievement of performance goals and/or future service requirements), separately or in combination, as the Granting Authority may determine in its sole discretion to be appropriate or advisable for any Award; provided, however, that Phantom Stock Awards shall not be transferable (other than by will or the laws of descent and distribution).
          (ii)               Forfeiture. Except as otherwise determined by the Granting Authority or as may be set forth in any Award, employment or other agreement pertaining to a Phantom Stock Award, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Granting Authority may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Granting Authority may in other cases which it determines appropriate or advisable waive in whole or in part the forfeiture of Phantom Stock Awards; provided, however , no such waiver or other change regarding an Award shall (A) cause the application of Section 162(m) or 409A of the Code to the Award or (B) create adverse tax consequences under Section 162(m) or 409A of the Code should either or both of those Code sections apply to the Award.
          (iii)        ITA. Notwithstanding the foregoing, Phantom Stock Awards granted to Participants who are subject to the ITA shall be on terms that will be designed to prevent them from being considered "salary deferral arrangements" as defined in subsection 248(1) of the ITA.
(d)          Bonus Stock. The Granting Authority may, from time to time and subject to the provisions of the Plan, applicable law and the rules of the Stock Exchanges, grant Shares as "Bonus Stock" to Employees, Consultants and Non-Employee Directors. Such grants of Bonus Stock shall be in consideration of performance of services by the Participant without additional consideration, except as may be required by the Granting Authority or other terms of this Plan. Bonus Stock shall be Shares that are not subject to a Restricted Period.
(e)          Other Awards. The Granting Authority is hereby authorized to grant to Employees, Non-Employee Directors and Consultants of the Company or its Affiliates, Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other provision of this Plan and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, units or securities convertible into Shares) or cash as are deemed by the Granting Authority to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Granting Authority shall determine the terms and conditions of any such Other Stock or Performance-Based Awards, which shall be contained in a written agreement or other document covering such Awards. Notwithstanding any other provision of the Plan to the contrary, any Other Stock or Performance-Based Award shall contain terms that (x) are designed to avoid application of Section 409A of the Code or (y) are designed to avoid adverse tax consequences under Section 409A should that Code section apply to such Award or (z) are designed to avoid the application of being a "salary deferral arrangement" as defined in subsection 248(1) of the ITA.
(f)          Purchased Stock. The Granting Authority shall have the authority to sell Shares to such Employees, Consultants and Non-Employee Directors of the Company or its Affiliates as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this Section 7(f). Each issuance of Shares under this Section 7(f) shall be evidenced by an agreement, which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Granting Authority may approve for the particular sale transaction. The price per Share to be purchased by a Participant under this Section 7(f) shall be determined in the sole discretion of the Granting Authority, and may be less than, but shall not greater than the Market Value per Share at the time of purchase. Payment of the purchase price of Purchased Stock under this Section 7(f) shall be made in full in cash.
(g)          Performance Goals. To the extent the Granting Authority determines that any Award granted pursuant to this Section 7 shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Granting Authority's discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.
(h)          Section 409A. Notwithstanding any other provision of this Section 7 to the contrary, any SAR Award, Phantom Stock Awards, Bonus Stock, and Other Stock or Performance-Based Awards granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code should that Code section apply to the Award. Notwithstanding the foregoing, all Awards granted to Participants who are subject to the ITA shall be on terms that will be designed to prevent them from being considered "salary deferral arrangements" as defined in subsection 248(1) of the ITA.

Section 8.             Restricted Stock Units and Performance Stock Units.
(a)          General The Granting Authority may from time to time grant one or more Awards of Restricted Stock Units and/or Performance Stock Units to Employees of the Company on such terms and conditions, consistent with the Plan, as the Granting Authority shall determine.
(b)         Vesting Terms. Restricted Stock Units and/or Performance Stock Units shall become Vested at such times, in such installments and subject to such terms and conditions consistent with Section 5(c) hereof as may be determined by the Granting Authority and set forth in the applicable instrument of grant, provided that the conditions to Vesting of Restricted Stock Units shall be based on the Participant's continued employment, without regard to the satisfaction of any Performance Criteria, and the conditions to Vesting of Performance Stock Units shall be based on the satisfaction of Performance Criteria either alone or in addition to any other Vesting conditions as may be determined by the Granting Authority consistent with Section 5(b) hereof.
(c)          Settlement. Subject to the immediately succeeding sentence, Restricted Stock Units and Performance Stock Units shall be settled upon or as soon as reasonably practicable following the Vesting thereof, subject to payment or other satisfaction of all related withholding obligations in accordance with the provisions of this Plan. Except as may otherwise be required under Section 409A of the Code, payment described in the immediately preceding sentence shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant's first taxable year in which the Restricted Stock Unit and/or the Performance Stock Unit is earned and payable under the Plan and (ii) the date that is 2 1/2 months after the end of the Company's first taxable year in which the Restricted Stock Unit and/or the Performance Stock Unit is earned and payable under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. Settlement shall be made in cash, Shares or any combination thereof, as determined by the Granting Authority, which determination may be reflected in the Award, may be made on or before the date of the settlement or as otherwise specified by the Granting Authority. Settlement of Restricted Stock Units and/or Performance Stock Units in Shares shall be made by delivery of one Share for each such Restricted Stock Unit or Performance Stock Unit then being settled. Settlement of Restricted Stock Units or Performance Stock Units in cash shall be made by payment of an aggregate amount equal to:
            the product of
            (A)        the Market Value of a Share on the applicable settlement date specified by the Granting Authority in the Award,
and
            (B)        the number of Restricted Stock Units or Performance Stock Units then being settled.
Any cash payment in settlement of Restricted Stock Units or Performance Stock Units shall be payable in Canadian dollars, if made with respect to a Canadian Award, and in United States dollars, if made with respect to a U.S. Award.
(d)         Dividend Equivalents. Subject to Section 8(f), the terms of an Award of Restricted Stock Units or Performance Stock Units may include provision for the accrual of dividend equivalent amounts with respect to cash dividends paid in the ordinary course to shareholders in respect of outstanding Shares. If the Granting Authority determines that dividend equivalent amounts will be accrued in respect of Restricted Stock Units or Performance Stock Units subject to an Award, if and when cash dividends are paid with respect to Shares (other than any extraordinary dividend) to shareholders of record as of a record date occurring during the period from the Effective Date of the applicable Award to the date of settlement thereof, a number of additional Restricted Stock Units or Performance Stock Units, as the case may be, shall be granted to the holder of such Award equal to the greatest number of whole Shares having a Market Value, as of the payment date for such dividend, equal to the product of (i) the cash dividend paid with respect to a Share multiplied by (ii) the number of Restricted Stock Units or Performance Stock Units subject to such Award as of the record date for the dividend. The additional Restricted Stock Units or Performance Stock Units granted to a Participant shall be subject to the same terms and conditions, including Vesting and settlement terms, as the corresponding Restricted Stock Units or Performance Stock Units, as the case may be. The Granting Authority may provide that, in lieu of the grant of additional Restricted Stock Units or Performance Stock Units, dividend equivalent amounts may be accrued and paid in cash, at the time and on the same terms and conditions, of settlement of the corresponding Restricted Stock Units or Performance Stock Units, as the case may be.

(e)          Special Provisions Concerning Performance Stock Units. The grant and/or settlement of a Performance Stock Units is also subject to the following provisions:
             (i)        General. The performance goals for Performance Stock Units shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Granting Authority. Such criteria include, without limitation, elements that reference the performance by the Company or its subsidiaries, divisions, or its business or geographical units or functions and/or elements that reflect individual performance. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and the regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Granting Authority are such that the achievement of performance goals is "substantially uncertain" at the time of grant. The Granting Authority may determine that such Performance Stock Units shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Stock Units. Performance goals may differ among Performance Stock Units granted to any one Participant or for Performance Stock Units granted to different Participants.
             (ii)        Business Criteria. To the extent required to satisfy Section 162(m) of the Code with respect to Covered Employees, the Granting Authority shall (or to the extent not so required, the Granting Authority may) set one or more of the performance goals based on one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria) with respect to Performance Stock Units granted to a Participant: (A) earnings per share; (B) share price performance, (C) revenues; (D) cash flow; (E) return on net assets; (F) return on assets; (G) return on investment or capital; (H) return on equity; (I) economic value added; (J) gross margin; (K) net income; (L) pretax earnings; (M) earnings before interest, taxes, depreciation, depletion and amortization; (N) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (O) operating income; (P) total stockholder return; (Q) debt reduction; (R) market or segment share, and (S) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Granting Authority (including, but not limited to, the Standard & Poor's 500 Stock Index or components thereof) or as compared with objective performance as against a group of comparable companies. A performance goal need not, however, be based upon an increase or positive result under a business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to a specific business criterion). Unless the adjustments would affect the status of a Performance Stock Unit as "performance-based compensation" under Section 162(m) of the Code, the Granting Authority may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (V) asset write-downs, (W) litigation or claim judgments or settlements, (X) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (Y) accruals for reorganization and restructuring programs and (Z) any extraordinary non-recurring items as described in applicable accounting literature or the Company's management's discussion and analysis of financial condition and results of operations appearing in the Company's periodic reports under the Exchange Act for the applicable period. In addition, to the fullest extent allowed by law, this Plan will allow the Granting Authority to establish criteria for performance goals in respect of Performance Stock Units based on individual goals and performance in addition to or in substitution for criteria specified in (A) through (S) above, as long as such goals are pre-established and objective and not based on mere continued employment.
             (iii)        Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Stock Units shall be measured over a performance period of not less than one year and not more than ten years, as specified by the Granting Authority. Performance goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Stock Units, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code.
             (iv)        Settlement of Performance Stock Units; Other Terms. After the end of each performance period, the Granting Authority shall determine the amount, if any, of Performance Stock Units payable to each Participant based upon achievement of business criteria over a performance period. Except as may otherwise be required under Section 409A of the Code, payment described in the immediately preceding sentence shall be made by the later of (i) the date that is 2-1/2 months after the end of the Participant's first taxable year in which the Performance Stock Unit is earned and payable under the Plan and (ii) the date that is 2-1/2 months after the end of the Company's first taxable year in which the Performance Stock Unit is earned and payable under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. The Granting Authority may not exercise discretion to increase any such amount payable in respect of a Performance Stock Unit which is intended to comply with Section 162(m) of the Code. The Granting Authority shall specify the circumstances in which such Performance Stock Units shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Stock Units.
             (v)        Written Determinations. All determinations by the Granting Authority as to the establishment of performance goals, the amount of any Performance Stock Unit and the achievement of performance goals relating to Performance Stock Units shall be made in a written agreement or other document covering the Performance Stock Unit. The Granting Authority may not delegate any responsibility relating to such Performance Stock Units.
             (vi)        Status of Performance Stock Units under Section 162(m) of the Code. It is the intent of the Company that Performance Stock Units granted to Persons who are designated by the Granting Authority as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall constitute "performance-based compensation" within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 8(e) shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. Notwithstanding the foregoing, because the Granting Authority cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a Person designated by the Granting Authority, at the time of grant of a Performance Stock Unit, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Stock Units that are intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
(f)          Section 409A. Notwithstanding any other provisions of this Section 8 to the contrary, any Restricted Stock Units or Performance Stock Units granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code if that Code section applies to the Award. Notwithstanding the foregoing, all Awards of Restricted Stock Units and Performance Stock Units granted to Participants who are subject to the ITA shall be on terms that will be designed to prevent them from being considered "salary deferral arrangements" as defined in subsection 248(1) of the ITA.

Section 9.          Consequences of Termination.
(a)         General Provisions. Unless otherwise determined by the Granting Authority (including by the terms of the Award),
            (i)               if employment of an Employee or service of a Non-Employee Director is terminated for any reason whatsoever other than death, Disability or Retirement, or if service of a Consultant is terminated for any reason whatsoever other than death, (A) any non-Vested Award granted pursuant to the Plan outstanding at the time of such termination and all rights thereunder shall wholly and completely terminate and no further Vesting shall occur, and (B) the Participant shall be entitled to exercise his or her rights with respect to the portion of the Award Vested as of the date of termination for a period that shall end on the earlier of (1) the expiration date set forth in the Award with respect to the Vested portion of such Award or (2) the date that occurs 90 days after such termination date;
            (ii)        if the employment of an Employee or service of a Non-Employee Director is terminated by reason of Retirement, (A) any non-Vested Award granted pursuant to the Plan outstanding at the time of such termination and all rights thereunder shall wholly and completely terminate and no further Vesting shall occur, and (B) the Participant shall be entitled to exercise his or her rights with respect to the portion of the Award Vested as of the date of termination for a period (the "Applicable Post-Retirement Period") that shall end on the earlier of (1) the expiration date set forth in the Award with respect to the Vested portion of such Award or (2) the expiration of (x) twelve (12) months after the date of Retirement in the case of any Award other than an Incentive Stock Option and (y) three (3) months after the date of Retirement in the case of an Incentive Stock Option;
            (iii)        upon termination of employment or service from the Company as a result of Disability of an Employee or Non-Employee Director or death of an Employee, Non-Employee Director or Consultant, or with respect to a Participant who is either a retired former Employee or Non-Employee Director who dies during the Applicable Post-Retirement Period, or a disabled former Employee or Non-Employee Director who dies during the Applicable Post-Disability Period (as defined below), (A) any non-Vested portion of any outstanding Award that has not already terminated shall immediately terminate and no further Vesting shall occur, and (B) any Vested Award shall expire upon the earlier of (1) the expiration date set in the Award or (2) the later of (y) the first anniversary of such termination of Employment as a result of Disability or death or (z) the first anniversary of such Person's death during the Applicable Post-Retirement Period or the Applicable Post-Disability Period. "Applicable Post-Disability Period" shall mean the period following termination of employment by reason of Disability that ends upon the earlier of the dates as set forth in (B)(1) or 2(y) above.
(b)         Discretion of the Granting Authority. Notwithstanding any other provision hereof and without limiting the discretion of the Granting Authority, the Granting Authority may (whether by terms of the Award or by its election notwithstanding the terms of an Award),
            (i)               allow non-Vested Awards to be treated as Vested upon termination of employment or service of a Participant, as to any or all of termination, death or Disability;
            (ii)        provide that the Awards with respect to certain classes, types or groups of Participants will have different acceleration, forfeiture, termination, exercise, continuation or other terms than other classes, types or groups of Participants. Without limiting the foregoing, but rather as an example of the foregoing, Awards to Non-Employee Directors may specify that they will Vest in full upon Retirement, death, Disability or other change of status even though Awards to Employees do not provide for such acceleration; or
            (iii)        specify that Vested portions of an Award will be forfeited or terminated upon certain events. Without limiting the foregoing, the Granting Authority may provide that Vested Awards will be forfeited upon termination of employment or service for "cause" and it may define the grounds for determining "cause." If the Granting Authority has so specified that Vested portions of an Award shall be or may be forfeited or terminated upon certain events, it may suspend the right of a Participant to exercise any Vested Award or receive payment in settlement thereof pending the Company's resolution of whether such event has occurred;
            (iv)        provide for the continuation of any Award for such period and upon such terms and conditions as are determined by the Granting Authority in the event that a Participant ceases to be an Employee, Non-Employee Director or Consultant;
            (v)        provide that Vested Awards may be exercised for periods longer or different from those set forth in Section 9(a); or
            (vi)        set any other terms for the exercise or termination of Awards upon termination of employment or service;
provided, however, it is the intention of the Company that no action be taken that will result in adverse tax consequences to a Participant under Section 409A of the Code and that the Granting Authority exercise its discretion accordingly. Notwithstanding the foregoing, all Awards granted to Participants who are subject to the ITA shall be on terms that will be designed to prevent them from being considered "salary deferral arrangements" as defined in subsection 248(1) of the ITA.
(c)         Leave of Absence. If an Employee is on military, sick leave or other bona fide leave of absence, such Person shall be considered an "Employee" for purposes of an outstanding Award during the period of such leave, provided that it does not exceed 90 days (or such longer period as may be determined by the Granting Authority in its sole discretion), or, if longer, so long as the Person's right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days (or such longer period as may be determined by the Granting Authority in its sole discretion), the employment relationship shall be deemed to have terminated on the ninety-first (91 st ) day (or the first day immediately following any period of leave in excess of 90 days as approved by the Granting Authority) of such leave, unless the Person's right to reemployment is guaranteed by statute or contract.

Section 10.          Transferability.
(a)         Transfer Restrictions. Unless otherwise provided in the instrument of grant evidencing an Award, no Award, and no rights or interests therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Participant other than by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process including without limitation seizure for the payment of the Participant's debts, judgments, alimony or separate maintenance.
(b)         Permitted Transfers. Notwithstanding the foregoing, the Granting Authority may provide in the applicable instrument of grant that an Award is transferable or assignable (i) in the case of a transfer without the payment of any consideration, to the Participant's spouse, former spouse, children, stepchildren, grandchildren, parent, stepparent, grandparent, sibling, Persons having one of the foregoing types of relationship with a Participant due to adoption and any entity in which these Persons (or the Participant) own more than fifty percent of the voting interests and (ii) to an entity in which more than fifty percent of the voting interests are owned by these Persons (or the Participant) in exchange for an interest in that entity. Following any such transfer or assignment, the Award shall remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Granting Authority shall determine appropriate, and, as a condition to such transfer, the transferee shall execute an agreement agreeing to be bound by such terms. An Incentive Stock Option may be transferred or assigned only to the extent consistent with Section 422 of the Code or the ITA. Any purported assignment or transfer that does not qualify under this Section 10 shall be void and unenforceable against the Company.

Section 11.          Adjustments.
(a)         No Restrictions on Action. The existence of the Plan and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board of Directors or the shareholders of to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the capital structure or business of any Company, (ii) any merger, consolidation, amalgamation or change in ownership of any Company, (iii) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the capital stock of any Company or the rights thereof, (iv) any dissolution or liquidation of any Company, (v) any sale or transfer of all or any part of the assets or business of any Company or (vi) any other corporate act or proceeding with respect to any Company. No Participant or any other Person shall have any claim against any member of the Board of Directors or the Granting Authority, or any Company or any employees, officers or agents of any Company as a result of any such action.
(b)         Recapitalization Adjustment.
            (i)               In the event that (A) a dividend shall be declared upon the Shares or other securities of the Company payable in Shares or other securities of the Company, (B) the outstanding Shares shall be changed into or exchanged for a different number or kind of shares or other securities of The Company or of another corporation or entity, whether through an arrangement, plan of arrangement, amalgamation or other similar statutory procedure or a share recapitalization, subdivision, consolidation or otherwise, (C) there shall be any change, other than those specified in (A) or (B) above, in the number or kind of outstanding Shares or of any securities into which such Shares shall have been changed or for which they shall have been exchanged, or (D) there shall be a distribution of assets or shares to shareholders of the Company out of the ordinary course of business, then, the Granting Authority shall determine whether an adjustment in the number or kind of Shares theretofore authorized but not yet covered by Awards, in the number or kind of Shares theretofore subject to outstanding Awards, in the Exercise Price or Base Price applicable under any outstanding Awards, in the number or kind of Shares generally available for Awards or available in any calendar year under the Plan and/or such other adjustment as may be appropriate should be made, in order to ensure that, after any such event, the Shares subject to the Plan and each Participant's proportionate interest shall be maintained substantially as before the occurrence of the event, and if the Granting Authority determines that an adjustment should be made, such adjustment shall be made and be effective and binding for all purposes.
            (ii)        In the case of any such adjustment as provided for in this Section, the Exercise Price or Base Price shall be adjusted appropriately to reflect such adjustment. No adjustment provided for in this Section shall require the Company to issue a fractional Share and the total adjustment with respect to each outstanding Award shall be limited accordingly.
            (iii)        Any adjustment made pursuant to this Section with respect to the terms of an Option shall require a similar modification with respect to the terms of the Stock Appreciation Right to which such Option relates.

Section 12.          Amendment and Termination.
(a)         General. Subject to the provisions of Section 12(c), the Board may amend, suspend or terminate this Plan, or any portion thereof, at any time, subject to those provisions of applicable law and the rules of the Stock Exchanges, if any, that require the approval of shareholders or any governmental regulative body. However, except as expressly set forth herein, no action of the Board, the Granting Authority, or shareholders shall alter or impair the rights of a Participant without the consent of the affected Participant, under any Award granted to the Participant prior to the amendment, suspension or termination.
(b)         Amendments Specifically Permitted. Without limiting the generality of the foregoing, the Board may make the following types of amendments to the Plan without seeking shareholder approval (unless and to the extent prohibited by applicable law or rule of a Stock Exchange):
            (i)               amendments of a "housekeeping" or ministerial nature including, without limiting the generality of the foregoing, any amendments for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;
            (ii)        amendments necessary to comply with the provisions of applicable law and the applicable rules of the Stock Exchanges;
            (iii)        amendments necessary in order for Awards to qualify for favorable treatment under Section 162(m), 409A or 422 of the Code, or any successor provisions;
            (iv)        amendments respecting administration of the Plan;
            (v)               any amendments to the vesting provisions of the Plan or any Award;
            (vi)        any amendments to the early termination provisions of the Plan or any Award, whether or not such Award is held by an Insider, provided such amendment does not entail an extension of an Award beyond the original expiry date;
            (vii)        any amendments in the termination provisions of the Plan or any Award, other than an Award held by an Insider in the case of an amendment extending the term of an Award, provided any such amendment does not entail an extension of the expiry date of such Award beyond its original expiry date;
            (viii)        the addition of any form of financial assistance by the Company for the acquisition by all or certain categories of Participants of Shares under the Plan, and the subsequent amendment of any such provision;
            (ix)        the addition or modification of a cashless exercise feature, payable in cash or Shares, which provides for a full deduction of the member of underlying Shares from the Plan reserve;
            (x)               amendments necessary to suspend or terminate the Plan; and
            (xi)        any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law or the rules of the Stock Exchanges.
(c)         Shareholder Approval. To the extent required by applicable law or by the rules of any Stock Exchange, Shareholder approval will be required for the following types of amendments:
            (i)               any amendments which would result in the exercise price for any Award granted under the Plan being lower than the Market Value of the Shares underlying the Award at the time the Award is granted;
            (ii)        any amendment which reduces the exercise price or purchase price of an Award;
            (iii)        any amendment extending the term of an Award held by an Insider beyond its original expiry date except as otherwise permitted by the Plan;
            (iv)        the adoption of any option exchange involving Award; and
            (v)               any other amendment required to be approved by shareholders under applicable law or rules of a Stock Exchange.

To the extent of any conflict between Section 12(b) and Section 12(c), Section 12(b) shall control.

Section 13.          Regulatory Approval. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued any Shares or cause to be issued and delivered any certificates evidencing Shares pursuant to the Plan, unless and until the Company is advised by its legal counsel that the issuance and delivery of the Shares and such Share certificates is in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities in Canada, the United States and any other applicable jurisdiction, and the requirements of the Stock Exchanges. The Company shall in no event be obligated to take any action in order to cause the issuance or delivery of Shares or such certificates to comply with any such laws, regulations, rules, orders or requirements. The Granting Authority may require, as a condition of the issuance and delivery of such Shares or certificates and in order to ensure compliance with such laws, regulations, rules, orders and requirements, that the Participant, or any permitted transferee of the Participant under Section 9 hereof or, after his or her death, the Participant's estate, as described in Section 9 hereof, make such covenants, agreements and representations as the Granting Authority deems necessary or desirable.

Section 14.          No Additional Rights. No Person shall have any claim or right to be granted Awards under the Plan, and the grant of any Awards under the Plan shall not be construed as giving a Participant any right to continue in the employment of the Company or affect the right of the Company to terminate the employment of a Participant. Unless otherwise determined by the Granting Authority, neither any period of notice, if any, nor any payment in lieu thereof, upon Termination shall be considered as extending the period of employment for the purposes of the Plan.

Section 15.          Miscellaneous Provisions.
(a)         Shareholder Rights. A Participant shall not have the right or be entitled to exercise any voting rights, receive any dividends (though this shall not limit the accruals pursuant to Section 8(d)) or have or be entitled to any other rights as a shareholder in respect of Shares subject to an Award unless and until such Shares have been paid for in full and issued and certificates therefor have been issued to the Participant. A Participant entitled to Shares as a result of the exercise of an Option or Stock Appreciation Right or the settlement of a Restricted Stock Unit or a Performance Stock Unit shall not be deemed for any purpose to be, or have any such rights as a shareholder of the Company by virtue of such exercise or settlement, except to the extent a Share certificate is issued therefor and then only from the date such certificate is issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such share certificate is issued, other than adjustments for dividend equivalent amounts to the extent provided under Section 8 hereof.
(b)         Withholding. The Company may withhold from any amount payable to a Participant, either under this Plan or otherwise, such amount as may be necessary so as to ensure that the Company will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or that any other required deductions are paid or otherwise satisfied, at the minimum statutory rate. The Company shall also have the right in its discretion to satisfy any such liability for withholding or other required deduction amounts by retaining or acquiring any Shares, or retaining any amount payable, which would otherwise be issued or delivered, provided or paid to a Participant hereunder. The Company may require a Participant, as a condition to exercise of an Option or Stock Appreciation Right or the settlement of a Restricted Stock Unit or a Performance Stock Unit, to pay or reimburse the Company for any such withholding (at the minimum statutory rate) or other required deduction amounts related to the exercise of Options or Stock Appreciation Rights or settlement of Restricted Stock Units or Performance Stock Units.
(c)          Governing Law. The Plan, all instruments of grant evidencing Awards granted hereunder and any other agreements or other documents relating to the Plan shall be interpreted and construed in accordance with the Organizational Law, except to the extent the terms of the Plan, any supplement to the Plan, or the Award in question expressly provides for application of the laws of another jurisdiction. The Granting Authority may provide that any dispute as to any Award shall be presented and determined in such forum as the Granting Authority may specify, including through binding arbitration. Any reference in the Plan, in any instrument of grant evidencing Awards granted hereunder or in any other agreement or document relating to the Plan to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
(d)         Compliance with Laws of Other Jurisdictions. Awards may be granted to Participants who are citizens or residents of a jurisdiction other than Canada or the United States on such terms and conditions different from those under the Plan as may be determined by the Granting Authority to be necessary or advisable to achieve the purposes of the Plan while also complying with applicable local laws, customs and tax practices, including any such terms and conditions as may be set forth in any supplement to the Plan intended to govern the terms of any such Award. In no event shall the eligibility, grant, exercise or settlement of an Award constitute a term of employment, or entitlement with respect to employment, of any employee.
(e)          Funding. Except as would not result in adverse tax consequences to a Participant, no provision of the Plan shall require or permit the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other Employees, Consultants or Non-Employee Directors under general law.

(f)          No Guarantee of Tax Consequences. Neither the Board, nor the Company nor the Granting Authority makes any commitment or guarantee that any specific tax treatment will apply or be available to pay Person participating or eligible to participate hereunder.

Section 16.          Effective Date and Term of Plan.
(a)         Effective Date of the Plan. The Plan, and any amendments to the Plan, shall become effective upon its or their adoption by the Board of Directors, subject to approval by the shareholders of the Company at the next annual meeting of shareholders of the Company or any adjournment thereof, if required. The effective date of this Plan, as so amended, shall be the date of approval by the shareholders. If the shareholders do not approve the Plan, or any amendments to the Plan requiring shareholder approval, the Plan or such amendments shall not be effective, and any and all actions taken prior thereto under the amendments effected hereby, including the making of any Awards subject to such approval being obtained, shall be null and void or shall, if necessary, be deemed to have been fully rescinded. However, in such case the Existing Plan shall remain in effect. If so approved, this Plan shall remain in effect with respect to Awards granted on or before the tenth anniversary of the effective date of this Plan (and no Awards may be made after such tenth anniversary), but the operation and terms of the Plan shall remain in effect with respect to Awards granted prior to such expiration of the Plan.
(b)         Effect on Existing Awards. Subject to Section 16(a),all new Awards granted on or after the effective date of the amendments as provided in Section 16(a) are granted under and subject to the terms of this Plan as amended and restated and all outstanding Options granted under the Prior Plans, including the Existing Plan, prior to the effective date of the Plan will be assumed and continued under the Plan, but nevertheless shall remain subject to their individual Option Agreements and the terms of the Prior Plans as in effect immediately prior to the effective date of the Plan, including provisions concerning change of control or other related events.
(c)          Termination. The Plan shall terminate on the date determined by the Board of Directors pursuant to Section 12 hereof and no Awards may become effective under the Plan after the date of termination, but such termination shall not affect any Awards that became effective pursuant to the Plan prior to such termination.